Exhibit 3.2

AMENDED AND RESTATED

BYLAWS
OF
DIPLOMAT PHARMACY, INC.

(Effective as of February 10, 2020)

ARTICLE I

OFFICES AND RESIDENT AGENT

SECTION 1.1. REGISTERED OFFICE. The registered office of the corporation (the “Corporation”) shall be located within the State of Michigan as set forth in the Corporation’s articles of incorporation, as amended or restated (the “Articles of Incorporation”), provided that the board of directors of the Corporation (the “Board of Directors”) may at any time change the location of the registered office by making the appropriate filing with the Michigan Department of Licensing and Regulatory Affairs (“LARA”).

SECTION 1.2. PRINCIPAL AND OTHER OFFICES. The principal office of the Corporation shall be located within or without the State of Michigan. The Corporation may also have other offices at any places, within or without the State of Michigan, as the Board of Directors may designate, as the business of the Corporation may require or as may be desirable.

SECTION 1.3. RESIDENT AGENT. The name and address of the Corporation’s resident agent shall be as set forth in the Corporation’s Articles of Incorporation. The Board of Directors may change the resident agent at any time by making the appropriate filing with LARA.

SECTION 1.4. BOOKS AND RECORDS. Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept upon the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II

SHAREHOLDERS

SECTION 2.1. PLACE OF MEETING. Meetings of the shareholders shall be held either at the registered office of the Corporation or at any other place, either within or without the State of Michigan, as shall be fixed by the Board of Directors and designated in the notice of the meeting or executed waiver of notice. The Board of Directors may, in its discretion, determine that any meeting shall be held solely by remote communication as set out in Section 2.2 below without designating a place for a physical assembly of shareholders.

SECTION 2.2. REMOTE COMMUNICATION. Subject to any guidelines and procedures adopted by the Board of Directors, shareholders not physically present at a meeting of shareholders may participate in a meeting of shareholders by remote communication, and shall be deemed present and entitled to vote at the meeting, subject to the conditions imposed by applicable law.

SECTION 2.3. ANNUAL MEETING. Unless directors are elected by written consent in lieu of an annual meeting, an annual meeting of shareholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the date and time determined by the Board of Directors and stated in the notice of the meeting.

SECTION 2.4. SPECIAL SHAREHOLDERS’ MEETINGS. Special meetings of the shareholders may be called by (a) the Board of Directors or (b) the President. Shareholders holding not less than 10% of all of the shares entitled to vote at a meeting may apply to the circuit court of the county in which the Corporation’s registered office or principal place of business is located to order a special meeting of the shareholders for good cause shown.

SECTION 2.5. FIXING THE RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders or adjournment thereof, the record date shall be the date specified by the Board of Directors in the notice of the meeting or, if no date is specified, the close of business on the day before the notice of the meeting is mailed to shareholders. If notice is not sent, the record date shall be the date set by the Michigan Business Corporation Act applying to the type of action to be taken for which a record date must be set. In the case of action by consent of the shareholders without a meeting, the record date shall be the date the first shareholder signs the consent. A record date fixed under this Section 2.5 may not be more than sixty (60) days prior to the meeting or action requiring a determination of shareholders or, in the case of a meeting, less than ten (10) days prior to the meeting. A determination of shareholders entitled to notice of or to vote at a meeting of shareholders is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date.

SECTION 2.6. NOTICE OF SHAREHOLDERS’ MEETING. Written or printed notice of any annual or special meeting of shareholders shall be given to any shareholder entitled to notice not less than ten (10) days nor more than sixty (60) days before the date of the meeting. Such notice shall state: (a) the date and time of the meeting; (b) the place of the meeting, if any; (c) the means of any remote communication, if authorized, by which shareholders may be considered present and may vote at the meeting and the information required for such shareholders to access the voting list for the meeting as provided by Section 2.7 of these Bylaws; and (d) the purpose or purposes for which the meeting is called. The Corporation shall give any notice required under these Bylaws or the Michigan Business Corporation Act to each such shareholder by mail or personal delivery and/or by electronic transmission if consented to by the shareholder. Any person entitled to notice of a meeting may waive notice of the meeting in a signed writing or by electronic transmission either before or after the time of the meeting. The participation or attendance at a meeting of a person entitled to notice constitutes waiver of notice, except where the person attends for the specific purpose of objecting to the lawfulness of the convening of the meeting.

SECTION 2.7. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall prepare and certify a complete list of all shareholders entitled to vote at a meeting of shareholders or any adjournment thereof, arranged alphabetically within each class and series, with the address of and the number of shares held by each shareholder. The list shall be produced at the time and place of the meeting and shall be subject to inspection by any shareholder during the entire meeting. The list shall be prima-facie evidence of the shareholders entitled to examine the list or to vote at the meeting. If a meeting will be held solely by means of remote communication, the Corporation shall make the list open to the examination of any shareholder during the entire meeting on a reasonably accessible electronic network, and the notice of the meeting shall include the information required to access the list.

SECTION 2.8. QUORUM OF SHAREHOLDERS. At each meeting of shareholders for the transaction of any business, a quorum must be present to organize such meeting. Except as otherwise required by the Michigan Business Corporation Act, the Articles of Incorporation or a bylaw adopted by the shareholders or incorporators, shares entitled to cast a majority of the votes at a meeting shall constitute a quorum. Once a quorum has been established at a meeting, the shareholders present (in person or by proxy) can continue to do business until adjournment of the meeting notwithstanding the withdrawal of enough shareholders to leave less than a quorum. The shareholders present at a meeting of shareholders, even if not comprising a quorum, may adjourn the meeting.

SECTION 2.9. CONDUCT OF MEETINGS. The Board of Directors may adopt by resolution rules and regulations for the conduct of meetings of the shareholders as it shall deem appropriate. At every meeting of the shareholders a director or officer designated by the Board of Directors shall serve as chairperson of the meeting (the “Chairperson”). The Secretary or, in the Secretary’s absence or inability to act, the person whom the Chairperson shall appoint, shall act as secretary of the meeting and keep the minutes thereof. Unless the Articles of Incorporation or these Bylaws provide otherwise, the Chairperson shall determine the order of business and establish rules for the conduct of the meeting. The Chairperson shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

SECTION 2.10. VOTING OF SHARES. Each outstanding share, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the Articles of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series. Other than the election of directors, any action taken by vote of the shareholders shall be authorized by a majority of the votes cast by the holders of shares entitled to vote on the action unless a greater vote is required in the Articles of Incorporation or the Michigan Business Corporation Act. A vote may be cast orally or in writing. Unless a different percentage is provided by the Articles of Incorporation or The Michigan Business Corporation Act, the holders of a class or series of shares entitled or required by the Articles of Incorporation or the Michigan Business Corporation Act To vote on a matter separately as a class or series must approve the matter by the vote of the majority of the votes cast by the holders of shares of that class or series. Such vote shall be in addition to any other vote required. Cumulative voting shall not be allowed in the election of directors or for any other reason.

SECTION 2.11. VOTING BY PROXY OR NOMINEE. A shareholder may vote either in person or by proxy executed by the shareholder or the shareholder’s attorney-in-fact. A shareholder may appoint a proxy by written authorization or by electronic transmission with information sufficient for the Corporation to determine that the shareholder authorized the transmission. No proxy shall be valid for more than three (3) years unless a longer time is expressly provided in the proxy. A proxy shall be revocable unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy made irrevocable is revoked when the interest which supports the proxy has terminated. The death or incapacity of the shareholder appointing a proxy shall not revoke the proxy’s authority unless the Corporation receives notice of an adjudication of the death or incapacity before the proxy is exercised. A shareholder whose shares are pledged shall be entitled to vote the shares until the shares have been transferred into the name of the pledgee or a nominee of the pledgee. A person holding shares in a representative or fiduciary capacity may vote such shares without a transfer of such shares into such person’s name.

SECTION 2.12. ACTION BY SHAREHOLDERS WITHOUT A MEETING. Any action required or permitted to be taken at a meeting of the shareholders may be taken without a meeting if written or electronic consents setting forth the action taken are signed by the holders of outstanding shares having not less than the minimum number of votes necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted. The consents shall be filed with the Secretary for inclusion with the records of meetings of the Corporation. The Corporation shall promptly give notice of the action taken to all non-consenting shareholders as required by the Michigan Business Corporation Act.

ARTICLE III

DIRECTORS

SECTION 3.1. POWERS. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, except as otherwise provided by the Michigan Business Corporation Act or the Articles of Incorporation. The directors do not need to be residents of the State of Michigan or shareholders of the Corporation.

SECTION 3.2. NUMBER OF DIRECTORS. The Board of Directors shall consist of one or more members. Subject to any provision in the Articles of Incorporation fixing the number of directors, the exact number of directors shall be fixed from time to time by resolution of the Board of Directors. No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 3.3. TERM OF OFFICE. At the first annual meeting of shareholders and at each annual meeting thereafter, the holders of shares entitled to vote in the election of directors shall elect directors, each of whom shall hold office until a successor is duly elected and qualified or until each director’s earlier death, resignation, disqualification, or removal.

SECTION 3.4. RESIGNATION. A director may resign at any time by giving written notice to the Corporation. Such resignation is effective on the later of the date of receipt of the notice of resignation or the effective date specified therein. Any pending vacancy may be filled before the effective date of the current director’s resignation, but the successor shall not take office until the effective date.

SECTION 3.5. REMOVAL. Any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, at any meeting of shareholders called expressly for that purpose.

SECTION 3.6. VACANCIES. Unless otherwise provided in the Articles of Incorporation, any vacancy, including a vacancy due to an increase in the size of the Board of Directors, may be filled by the Board of Directors, by the affirmative vote of a majority of the remaining directors, even though less than a quorum, or by the shareholders at an annual or special meeting called for that purpose. A director elected to fill a vacancy shall hold office for the unexpired term of his or her predecessor in office and until a qualified successor shall have been elected and qualified.

SECTION 3.7. REGULAR MEETINGS OF DIRECTORS. Regular meetings of the directors may be held at such times and places, within or without the State of Michigan, as the Board of Directors may determine.

SECTION 3.8. SPECIAL MEETINGS OF DIRECTORS. Special meetings of the Board of Directors may be called by the President, Chairperson of the Board of Directors, other designated officer, any two directors, or one director if there is only one director.

SECTION 3.9. PARTICIPATION BY REMOTE COMMUNICATION. Any member of the Board of Directors or a committee thereof may participate in any meeting by, or conduct the meeting through the use of, any means of remote communication through which all persons participating in the meeting can communicate with the other participants. Any director participating in a meeting by remote communication is considered present in person at the meeting.

SECTION 3.10. NOTICE OF DIRECTORS’ MEETINGS. No notice shall be required for regular meetings of the Board of Directors. All special meetings of the Board of Directors shall be held upon not less than one day’s written notice stating the date, place, and time of meeting. The Corporation or person calling the meeting shall give notice to each director by mail, personal delivery or by electronic transmission, if consented, to by the director. Any person entitled to notice of a meeting may waive notice of the meeting in a signed writing or by electronic transmission either before or after the time of the meeting. Attendance of a director at any meeting shall constitute a waiver of notice of the meeting, except where the director attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

SECTION 3.11. QUORUM AND ACTION BY THE BOARD. A majority of the directors currently holding office shall constitute a quorum for the transaction of business. The directors at a meeting for which a quorum is not present may adjourn the meeting until a time and place as may be determined by a vote of the directors present at that meeting. When a meeting is adjourned, it shall not be necessary to give any notice of the adjourned meeting, or of the business to be transacted at the adjourned meeting, other than by announcement at the meeting at which the adjournment is taken. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the vote of a greater number is required by the law, the Articles of Incorporation, or these Bylaws.

SECTION 3.12. COMPENSATION. Directors shall not receive any stated salary for their services, but the Board of Directors, by the affirmative vote of a majority of directors in office, may provide for a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or a committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

SECTION 3.13. ACTION BY DIRECTORS WITHOUT A MEETING. Unless prohibited by the Articles of Incorporation, any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if, prior or subsequent to the action, all members of the Board of Directors then in office or the committee consent thereto in writing or by electronic transmission and the consents are filed with the minutes of the proceedings of the Board of Directors or committee.

SECTION 3.14. COMMITTEES OF THE BOARD OF DIRECTORS. The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may establish one or more committees to serve at the pleasure of the Board of Directors, each of which shall have one or more directors as members. Each committee shall have and may exercise all the authority of the Board of Directors, except that no committee shall have the authority to do any of the following: (a) amend the Articles of Incorporation or Bylaws; (b) adopt an agreement of merger, conversion, or share exchange; (c) recommend to shareholders the sale, lease, or exchange or all or substantially all of the Corporation’s property and assets or dissolution of the Corporation or a revocation of dissolution; (d) fill vacancies on the Board of Directors; or (e) unless expressly authorized by the Articles of Incorporation or a resolution of the Board of Directors, declare a distribution or dividend or authorize the issuance of shares. The designation of a committee of the Board of Directors and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law.

ARTICLE IV

OFFICERS

SECTION 4.1. POSITIONS AND ELECTION. The officers of the Corporation shall be elected by the Board of Directors and shall include a President, a Secretary, and a Treasurer. The Board of Directors, in its discretion, may appoint any other officers, including a Chairperson, one or more vice-presidents, and assistant officers and agents, as it may deem necessary. Any two or more offices may be held by the same person. Each officer shall serve until a successor is elected and qualified or until the earlier death, resignation, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4.2. REMOVAL AND RESIGNATION. Any officer elected by the Board of Directors may be removed with or without cause by the vote of a majority of the Board of Directors. Only the shareholders may remove, with or without cause, an officer elected by the shareholders, but the Board of Directors may suspend such an officer’s authority for cause. Removal shall be without prejudice to any contract rights of the officer removed. Any officer may resign at any time by giving written notice to the Corporation. Resignation is effective when the Corporation receives the notice, unless the notice provides a later effective date. Any vacancies may be filled in accordance with Section 4.1 of the Bylaws.

SECTION 4.3. PRESIDENT. The President shall be the chief executive officer of the Corporation, and subject to the direction of the Board of Directors, shall have active, general supervision and executive management over the business and affairs of the Corporation. The President shall preside at all meetings of all directors; shall see that all orders and resolutions of the Board of Directors are carried out; and shall perform any other duties as the Board of Directors may assign.

SECTION 4.4. VICE-PRESIDENTS. Each Vice-President, in order of their rank as designated by the Board of Directors, shall perform the duties and exercise the powers of the President in the absence or disability of the President, and shall perform any other duties as the Board of Directors or President shall assign.

SECTION 4.5. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and shareholders, shall record all votes and the minutes of all proceedings, and shall perform like duties for the standing committees when required. The Secretary shall give or cause to be given notice of all meetings of the Board of Directors and shareholders and shall perform all other duties as the Board of Directors or President shall assign. The Secretary shall be the custodian of the records of the Corporation. In the absence of the Secretary, the minutes of all meetings of the Board of Directors and shareholders shall be recorded by the person designated by the President or the Board of Directors.

SECTION 4.6. TREASURER. The Treasurer shall be the principal financial officer of the Corporation, shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories designated by the Board of Directors, and in general shall perform all duties incident to the office of Treasurer and any other duties as the Board of Directors or President shall assign. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements. The Treasurer shall keep and maintain the Corporation’s books of account and shall render to the President and Board of Directors an account of all transactions as Treasurer and of the financial condition of the Corporation and exhibit the books, records, and accounts to the President or Board of Directors at any time.

ARTICLE V

INDEMNIFICATION OF DIRECTORS AND OFFICERS

SECTION 5.1. INDEMNIFICATION FOR SUCCESSFUL DEFENSE. The Corporation shall, to the fullest extent permitted by law, indemnify any director or officer who was successful, on the merits or otherwise, in the defense of any action, suit, or proceeding to which he or she was a party by reason of the fact that he or she is or was a director or officer of the Corporation, against actual and reasonable expenses (including attorneys’ fees) incurred by him or her in connection with the action, suit, or proceeding and any action, suit, or proceeding brought to enforce the mandatory indemnification provided for in this Section 5.1.

SECTION 5.2. INDEMNIFICATION FOR OTHER PROCEEDINGS. The Corporation may, to the fullest extent permitted by law, indemnify any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding because the person is or was a director, officer, employee, or agent of the Corporation or is or was serving at the Corporation’s request as a director, officer, partner, trustee, employee, or agent of another entity, against expenses (including attorneys’ fees), judgments, penalties, fines, and settlement amounts (or, in the case of actions or suits by or in the right of the Corporation, expenses (including attorneys’ fees) and settlement amounts) actually and reasonably incurred by such person in connection with the action, suit, or proceeding if the person: (a) acted in good faith and in a manner the person reasonably believed to be in (or not opposed to) the best interests of the Corporation or its shareholders; and (b) had no reasonable cause to believe the person’s conduct was unlawful, with respect to a criminal action or proceeding.

SECTION 5.3. NON-EXCLUSIVITY OF INDEMNIFICATION RIGHTS. The rights of indemnification set out in this Article V shall be in addition to and not exclusive of any other rights which such director or officer or other person may be entitled to under the Articles of Incorporation, these Bylaws, a resolution of the Board of Directors, any other agreement with the Corporation, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office.

ARTICLE VI

SHARE CERTIFICATES AND TRANSFER

SECTION 6.1. CERTIFICATES REPRESENTING SHARES. The Board of Directors may authorize the issuance of some or all of the shares of any or all classes or series without certificates. The Corporation shall, within a reasonable time after the issuance or transfer of uncertificated shares, send to the registered owner of uncertificated shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Michigan Business Corporation Act. Except as otherwise expressly provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

SECTION 6.2. TRANSFERS OF SHARES. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof, or by such person’s attorney lawfully constituted in writing, and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share transfer records of the Corporation by an entry showing from and to whom the shares were transferred.

ARTICLE VII

DISTRIBUTIONS

SECTION 7.1. DECLARATION. The Board of Directors may authorize, and the Corporation may make, distributions to its shareholders in cash, property, or shares of the Corporation to the extent permitted by law and the Articles of Incorporation.

SECTION 7.2. FIXING RECORD DATES FOR DIVIDENDS AND DISTRIBUTIONS. For the purpose of determining shareholders entitled to receive a distribution by the Corporation (other than a distribution involving a purchase, redemption, or acquisition by the Corporation of any of its own shares) or a share dividend, the Board of Directors of the Corporation may, at the time of declaring the dividend or distribution, set a record date no more than sixty (60) days before the date of the dividend or distribution. If the Board of Directors fails to set a record date for any such dividend or distribution, the record date shall be the date on which the Board of Directors adopts the resolution declaring the distribution or share dividend.

ARTICLE VIII

MISCELLANEOUS

SECTION 8.1. SEAL. The Corporation may adopt a corporate seal in a form approved by the Board of Directors. The Corporation shall not be required to use the corporate seal and the lack of the corporate seal shall not affect an otherwise valid contract or other instrument executed by the Corporation.

SECTION 8.2. CHECKS, DRAFTS, ETC. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board of Directors.

SECTION 8.3. FISCAL YEAR. The fiscal year of the Corporation shall be as determined by the Board of Directors.

SECTION 8.4. CONFLICT WITH APPLICABLE LAW OR ARTICLES OF INCORPORATION. Unless the context requires otherwise, the general provisions, rules of construction, and the definitions of the Michigan Business Corporation Act shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

SECTION 8.5. INVALID PROVISIONS. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

ARTICLE IX
AMENDMENT OF BYLAWS

SECTION 9.1. SHAREHOLDERS. These Bylaws may be amended or repealed, or new bylaws adopted, at any regular or special meeting of the shareholders at which a quorum is present, by a majority vote of shareholders entitled to vote at such meeting. The notice of any meeting at which action shall be taken to alter these Bylaws shall include a copy of the proposed amendment or a summary of the changes proposed to be made.

SECTION 9.2. BOARD OF DIRECTORS. The Board of Directors may also amend or repeal these Bylaws and adopt new bylaws at any regular or special meeting of the Board of Directors at which a quorum is present, by a majority vote of the members attending, except with respect to any provision that by virtue of the law, the Articles of Incorporation, or these Bylaws requires action by the shareholders, and subject to the power of the shareholders to alter or repeal bylaws made by the Board of Directors.